Exhibit 99.1
Contact: TomoTherapy Incorporated
Thomas E. Powell, CFO
608-824-2800
TomoTherapy Announces First Quarter Financial Results
Reports $47.2 Million of Revenue, $28.6 Million of Equipment Orders
Madison, Wis. — May 3, 2011 — TomoTherapy Incorporated (NASDAQ: TOMO), maker of advanced radiation therapy solutions for cancer care, today released financial results for the first quarter ended March 31, 2011.
First Quarter Results
Revenue for the first quarter of 2011 was $47.2 million, an increase of 12% from $42.1 million in the first quarter of 2010. Revenue from product sales was $31.7 million in the first quarter of 2011, up 8% compared to the same quarter last year, and revenue from service and other was $15.5 million in the first quarter of 2011, up 21% compared to the same quarter last year. The company reported a first quarter 2011 loss from operations of $9.7 million, a $3.7 million increase from the $6.0 million loss from operations for the same quarter last year.
The company incurred a net loss attributable to shareholders of $7.2 million, or $0.13 per share, for the first quarter of 2011, compared to a net loss of $4.7 million, or $0.09 per share, for the first quarter of 2010. Included in the results for the first quarter of 2011 are expenses related to the proposed merger with Accuray of $2.1 million, or $0.04 per share.
As of March 31, 2011, the company had $137.4 million of cash, cash equivalents and short-term investments, representing a $14.7 million decrease from December 31, 2010. There were no borrowings against the company’s credit facility during the quarter.
As of March 31, 2011, the company had a revenue backlog of $130.8 million, a 2% decrease from the $133.0 million backlog as of December 31, 2010. The backlog includes $28.6 million of equipment orders received during the first quarter of 2011. Backlog includes firm orders that the company believes are likely to ship within the next two years, as well as the minimum payments due to the company under system rental contracts. Backlog does not include any revenue from service contracts, which represents a growing portion of the company’s overall revenue.

“Overall, our first quarter financial performance was in line with our internal expectations, and we are pleased with our revenue growth in the period,” said Fred Robertson, TomoTherapy’s CEO. “From a product perspective, we now have installations of our new TomoHD™ treatment system in Europe, North America and the Asia-Pacific region, and this new system is generating significant interest across our existing and prospective customers. With the TomoHD™ treatment system and our other offerings, we have successfully developed products and product enhancements that provide broader, more diverse functionality and we are gratified by the market’s positive reaction. In addition to progress on the product side, service and other revenue grew significantly from the prior year, and at the same time, we have continued to focus on improving system reliability and uptime while reducing the necessary maintenance of our systems.”
Robertson continued, “Most notably, on March 7, we announced that TomoTherapy entered into an agreement to be acquired by Accuray. We are very excited about this compelling combination, which will bring together two best-in-class technologies to create the premier radiation oncology company. The combined company will provide highly complementary products, and will have a strong global presence, extensive research and development capabilities, and importantly, a continued commitment to fighting cancer worldwide. Through this transaction, we will be able to provide a broader range of solutions to customers and patients, greater career opportunities for employees, and attractive value for our shareholders. Last week, Accuray announced the expiration of the mandatory, pre-merger waiting period in accordance with the HSR Antitrust Improvements Act. We are moving ahead with additional regulatory processes and remain on track to close the transaction in either the second or beginning of the third quarter.”
Outlook
Management reaffirmed its revenue and earnings guidance for 2011. Management still expects revenue to be $215 million to $235 million, with the net loss attributable to shareholders projected to be in the range of ($0.30) to ($0.50) per share.
Investor Conference Call
TomoTherapy will conduct a conference call regarding its first quarter 2011 results at 5:00 p.m. ET, May 3, 2011 (4:00 p.m. CT). To hear a live Webcast or replay of the call, visit the Investor Relations page at TomoTherapy.com, where it will be archived for two weeks. To access the call via telephone, dial 1-866-804-6927 from inside the United States or 1-857-350-1673 from outside the United States, and enter pass code 65695506. The replay can be accessed by dialing 1-888-286-8010 from inside the United States or 1-617-801-6888 from outside the United States and entering pass code 98537692. The telephone replay will be available through 11:59 p.m. ET on May 10, 2011.

About TomoTherapy Incorporated
TomoTherapy Incorporated develops, markets and sells advanced radiation therapy solutions that can be used to efficiently treat a wide variety of cancers, from the most common to the most complex. The ring gantry-based TomoTherapy® platform combines integrated CT imaging with conformal radiation therapy to deliver sophisticated radiation treatments with speed and precision while reducing radiation exposure to surrounding healthy tissue. TomoTherapy’s suite of solutions includes its Hi·Art® treatment system, which has been used to deliver more than three million CT-guided, helical intensity-modulated radiation therapy (IMRT) treatment fractions; the TomoHD™ treatment system, designed to enable cancer centers to treat a broader patient population with a single device; and the TomoMobile™ relocatable radiation therapy solution, designed to improve access and availability of state-of-the-art cancer care. TomoTherapy’s stock is traded on the NASDAQ Global Select Market under the symbol “TOMO.” To learn more about TomoTherapy, please visit TomoTherapy.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning market acceptance of the company’s technology; growth drivers; the company’s orders, revenue, backlog or earnings growth; future financial results and any statements using the terms “will,” “should,” “believe,” “outlook,” “expect,” “anticipate” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include: demand for the company’s products; impact of sales cycles and competitive products and pricing; the effect of economic conditions and currency exchange rates; the company’s ability to develop and commercialize new products; its reliance on sole or limited-source suppliers; its ability to increase gross margins; the company’s ability to meet U.S. Food and Drug Administration (FDA) and other regulatory agency product clearance and compliance requirements; the possibility that material product liability claims could harm future revenue or require the company to pay uninsured claims; the company’s ability to protect its intellectual property; the impact of managed care initiatives, other health care reforms and/or third-party reimbursement levels for cancer care; potential loss of key distributors or key personnel; risk of interruptions to the company’s operations due to terrorism, disease or other events beyond the company’s control; and the other risks listed from time to time in the company’s filings with the U.S. Securities and Exchange Commission, which by this reference are incorporated herein. In addition, this news release may contain certain forward-looking statements that involve risks and uncertainties associated with the transaction between Accuray Incorporated (“Accuray”) and TomoTherapy Incorporated (“TomoTherapy”). These risks and uncertainties include: the satisfaction of closing conditions for the transaction between Accuray and TomoTherapy; market conditions; the effect of the announcement of the transaction on Accuray’s and TomoTherapy’s respective businesses; the impact of any failure to complete the transaction; the risk that Accuray and TomoTherapy will not realize the anticipated benefits of the transaction; the potential inability to successfully operate or integrate TomoTherapy’s business; general industry and economic conditions; the outcome of legal proceedings that have been instituted or may be instituted in the future against TomoTherapy or Accuray in connection with the transaction and other factors beyond the companies’ control and the risk factors and other cautionary statements described in Accuray’s and TomoTherapy’s filings with the SEC. TomoTherapy assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events or otherwise.
Important Additional Information
This communication is being made in respect of the proposed merger transaction involving Accuray and TomoTherapy. In connection with the proposed transaction, Accuray has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 and TomoTherapy will mail a proxy statement/prospectus to its shareholders, and each will also be filing other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to TomoTherapy’s shareholders. Shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about TomoTherapy and Accuray, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Vice President and General Counsel, TomoTherapy Incorporated, 1212 Deming Way, Madison, Wisconsin, 53717, (608) 824-2800.

Participants in the Solicitation
TomoTherapy and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding TomoTherapy’s directors and executive officers is available in TomoTherapy’s Annual Report on Form 10-K for the year ended December 31, 2010 and Amendment No. 1 thereto, which were filed with the SEC on March 3, 2011 and April 15, 2011, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC when they become available.

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31
	2011	2010
Revenue:
Product	$31,677	$29,229
Service and other	15,496	12,851

Total revenue	47,173	42,080

Cost of revenue:
Product	14,239	12,785
Service and other	20,125	16,691

Total cost of revenue	34,364	29,476

Gross profit	12,809	12,604

Operating expenses:
Research and development	7,441	7,540
Selling, general and administrative	15,032	11,034

Total operating expenses	22,473	18,574

Loss from operations	(9,664)	(5,970)
Other income (expense):
Interest income	215	531
Interest expense	(29)	(11)
Other income (expense), net	1,741	(448)

Total other income (expense)	1,927	72

Loss before income tax and noncontrolling interests	(7,737)	(5,898)
Income tax expense (benefit)	753	(44)

Net loss	(8,490)	(5,854)
Noncontrolling interests	1,325	1,176

Net loss attributable to shareholders	$(7,165)	$(4,678)

Weighted-average common shares outstanding - basic and diluted	53,125	51,566

Loss per common share — basic and diluted	$(0.13)	$(0.09)

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Cash and cash equivalents (CPAC balances of $68 and $333)	$137,362	$123,905
Short-term investments	—	28,150
Receivables, net (CPAC balances of $0 and $244)	29,735	32,850
Inventories, net	59,094	49,270
Prepaid expenses and other current assets (CPAC balances of $8 and $74)	1,682	1,816

Total current assets	227,873	235,991
Property and equipment, net (CPAC balances of $2,752 and $2,941)	21,065	22,026
Other non-current assets, net (CPAC balances of $103 and $106)	13,326	11,545

TOTAL ASSETS	$262,264	$269,562

LIABILITIES AND EQUITY
Accounts payable (CPAC balances of $121 and $103)	$21,498	$13,405
Notes payable (CPAC balances of $754 and $530)	754	530
Accrued expenses (CPAC balances of $601 and $647)	27,220	30,388
Accrued warranty	4,354	5,045
Deferred revenue	32,441	34,033
Customer deposits	14,154	17,483

Total current liabilities	100,421	100,884
Other non-current liabilities (CPAC balances of $15 and $16)	2,049	2,477

TOTAL LIABILITIES	102,470	103,361

Total shareholders’ equity	157,502	162,593
Noncontrolling interests	2,292	3,608

TOTAL EQUITY	159,794	166,201

TOTAL LIABILITIES AND EQUITY	$262,264	$269,562

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